As filed with the Securities and Exchange Commission on December 22, 2003
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
--------------------------------------------------------------------------------

                            MAVERICK TUBE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

      Delaware                                        43-1455766
(State or Other Jurisdiction of                       (IRS Employer
Incorporation or Organization)                    Identification Number)

                    16401 Swingley Ridge Road, Seventh Floor
                          Chesterfield, Missouri 63017
                                 (636) 733-1600
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                           Gregg Eisenberg, President
                    16401 Swingley Ridge Road, Seventh Floor
                          Chesterfield, Missouri 63017
                                 (636) 733-1600
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                                 With copies to:
                             Robert H. Wexler, Esq.
                         Gallop, Johnson & Neuman, L.C.
                          1600 Interco Corporate Tower
                                101 South Hanley
                            St. Louis, Missouri 63105
                            Telephone: (314) 615-6000

         Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
================================================================================

Title of Each Class of                     Amount to              Amount of
Securities to be Registered(1)          be Registered(2)     Registration Fee(3)
--------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share(4)
Preferred Stock, par value
  $.01 per share
Debt securities
Warrants for equity securities..............................
--------------------------------------------------------------------------------
Total....................................$250,000,000(5)          $20,225(6)
================================================================================

(1) Such indeterminate number of shares of common stock, preferred stock and warrants and such indeterminate principal amount of debt securities, as may from time to time be issued at indeterminate prices, not specified as to class of securities, pursuant to General Instruction II-D of Form S-3. This Registration Statement also covers (i) common stock and preferred stock that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. No separate consideration will be received for any securities issued upon conversion or exchange. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) Represents the initial offering price of all securities sold (including the $149,000,000 of securities carried forward from a prior registration statement as described in note 6, below) up to an aggregate public offering price not to exceed $250,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies (or, if any debt securities are issued at any original issuance discount, the initial accredited value of such debt securities or the equivalent thereof in foreign currencies, foreign currency units or composite currencies) to the Registrant.

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and exclusive of interest, distributions and dividends, if any.

(4)    Includes associated rights to purchase common stock.

(5) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement also relates to the securities registered on Form S-3, Registration No. 333-61292, as to which securities having an aggregate offering price of $149,000,000 remain unsold and for which the registration fee was previously paid. Upon effectiveness, this registration statement shall constitute Post-Effective Amendment No. 1 to Registration Statement No. 333-61292.

(6) The Registrant previously filed with the Commission on May 18, 2001 a registration statement on Form S-3 (Registration No. 333-61292) for the registration of the offer and sale of $250,000,000 maximum aggregate offering amount of securities for which a filing fee of $62,500 was paid. Unsold securities having an aggregate initial offering price of $149,000,000 remain under such registration statement. Pursuant to Rule 457(p) of the Securities Act of 1933, $20,225 of the filing fee paid in connection with the remaining unsold securities under such prior registration statement is offset against the filing fee due in connection with this registration statement. Accordingly, no filing fee is paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.





                 SUBJECT TO COMPLETION, dated December 22, 2003


                                   PROSPECTUS


                                  $250,000,000



                            MAVERICK TUBE CORPORATION

                                  Common Stock
                                 Preferred Stock
                                 Debt Securities
                                    Warrants

                            ________________________

This prospectus relates to common stock, preferred stock, debt securities and warrants for equity securities that we may sell from time to time in one or more offerings, up to an aggregate public offering price of $250,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol "MVK." If we decide to seek a listing of any common stock, preferred stock, debt securities and warrants for equity securities offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves risks. See "Risk Factors" on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.







                          The date of this prospectus is ______________________.

                                TABLE OF CONTENTS


ABOUT THIS PROSPECTUS.........................................................1
MAVERICK TUBE CORPORATION.....................................................2
RISK FACTORS..................................................................2
FORWARD-LOOKING STATEMENTS....................................................2
RATIO OF EARNINGS TO FIXED CHARGES............................................3
USE OF PROCEEDS...............................................................4
DESCRIPTION OF OUR CAPITAL STOCK..............................................4
DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER..............................11
DESCRIPTION OF THE WARRANTS WE MAY OFFER.....................................16
PLAN OF DISTRIBUTION.........................................................17
LEGAL MATTERS................................................................18
EXPERTS......................................................................18
WHERE YOU CAN FIND MORE INFORMATION..........................................19
INCORPORATION BY REFERENCE...................................................19


                              ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration or continuous offering process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings with aggregate proceeds of $250,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus, including additional risk factors or other special considerations applicable to those securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and the registration statement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and no other person is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or legal. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We previously registered undesignated securities having an initial total offering price of up to $250,000,000 by filing a shelf registration statement in 2001. We subsequently sold a portion of the registered securities in two separate offerings, which reduced the total dollar amount of securities covered by the 2001 shelf registration statement to $149,000,000. We are registering an additional $101,000,000 of undesignated securities described in this prospectus in order to increase the total dollar amount of securities registered for us under our prior registration statement and this registrations statement to an aggregate of $250,000,000, and this prospectus covers all undesignated securities registered under both registration statements.

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms "we," "us," "our" "Maverick" and "our company" refer to Maverick Tube Corporation and its consolidated subsidiaries.

                            MAVERICK TUBE CORPORATION

We are a leading North American producer of welded tubular steel products used in energy and industrial applications. Our energy tubular product line consists of oil country tubular goods, commonly referred to as OCTG, line pipe and coiled tubing. We are the largest producer of OCTG and line pipe products for use in newly drilled oil and natural gas wells and for transporting oil and natural gas in North America. We primarily sell these products to distributors in the United States and Canada. We expanded into coiled tubing products with our acquisitions of Precision Tube Holding Corporation in March 2002 and of SeaCAT Corporation in February 2003. Coiled tubing products are used primarily to maintain existing wells and also to complete new wells. We sell coiled tubing to customers throughout North America and internationally.

Our industrial product line is comprised of structural tubing, also known as hollow structural sections or HSS, standard pipe, pipe piling and steel electrical conduit products. Structural tubing products are utilized in construction, transportation, agricultural, material handling and recreational applications. Standard pipe products are used in industrial applications such as steam, water, air and gas lines and plumbing and heating. We recently entered the electrical conduit business with our acquisition of the tubular division of The LTV Corporation, which we completed on December 31, 2002. Electrical conduit is primarily used as sheathing for electrical and computer wiring in industrial, commercial and institutional construction, which is referred to as non-residential construction. We sell our industrial products to service centers, fabricators and end-users.

For the year ended December 31, 2002, we generated net revenues of $452.9 million and net income of $3.4 million. Assuming the acquisition of the tubular division of The LTV Corporation occurred at the beginning of the period, pro forma net revenues and net income for the year ended December 31, 2002 were $678.6 million and $16.5 million, respectively. During 2002, energy products accounted for approximately 82% of our total net revenues. For the nine months ended September 30, 2003, energy products accounted for approximately 69% of our total net revenues compared to approximately 82% for the comparable period in 2002. The increased contribution from our industrial product segment was driven primarily by the inclusion of financial results from the tubular division of The LTV Corporation.

We were incorporated in Missouri in 1977 and reincorporated in Delaware in 1987. Our principal executive offices are located at 16401 Swingley Ridge Road, Seventh Floor, Chesterfield, Missouri 63017, and our phone number is (636) 733-1600. We maintain a website on the Internet at www.maverick-tube.com. Our website, and the information contained on our website, is not a part of this prospectus.


                                  RISK FACTORS

Investing in our securities  involves certain risks.  The prospectus  supplement applicable  to each  type or  series  of  securities  we offer  will  contain  a discussion of risks applicable to an investment in Maverick and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks,
uncertainties  and  assumptions   discussed  under  the  caption   "Management's
Discussion and Analysis of Financial Condition and Results of Operations" included in our latest Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.


                           FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and in our public documents that are incorporated by reference, which represent our expectations or beliefs about future events and financial performance. You can identify these statements by forward-looking words such as "expect," "believe," "anticipate," "goal," "plan," "intend," "estimate," "project," "may," "will" or similar words. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in this prospectus and any prospectus supplement and otherwise described in the documents incorporated by reference.

Important factors that could cause actual results to differ materially from those contemplated, projected or implied by the forward-looking statements (the order of which does not necessarily reflect their relative significance) include:

o    oil and gas price volatility;

o    oil and gas drilling activities in North America;

o    steel price volatility;

o    general economic conditions and construction activity in North America;

o    domestic and foreign competitive pressures;

o    fluctuations in industry-wide inventory levels;

o    the presence or absence of governmentally imposed trade restrictions;

o    steel supply;

o consequences of significant changes in interest rates and currency exchange rates;

o    asserted and unasserted claims;

o    compliance  with  laws  and   regulations,   including  those  relating  to
     environmental matters;

o    technological changes;

o    the presence of collective bargaining agreements; and

o other risks and uncertainties, including those set forth or incorporated in this prospectus or any prospectus supplement and those detailed from time to time in our filings with the SEC.

In light of these risks, uncertainties and assumptions, one or more of the forward-looking events discussed may not occur. In addition, actual results could differ materially from those suggested by the forward-looking statements. Accordingly, you should not place undue reliance on the forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should, however, review additional disclosures we make in our periodic filings with the SEC.

You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.


                       RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio (deficiency) of earnings to fixed charges for each of the periods indicated (dollars in thousands):




                                                                                Three
                                   Nine Months                                 Months
                                      Ended               Year Ended            Ended        Year Ended
                                  September 30,          December 31,         December      September 30,
                                ---------------    ---------------------         31,      -----------------
                                2003      2002      2002    2001    2000        1999      1999       1998
------------------------------- ---------------    ------ -------- --------  ------------ ---------- -------

Ratio of Earnings to Fixed
Charges (1)                     2.7       2.5        1.9     11.3     5.2        6.1         N/A       10.4
Deficiency in Earnings (2)      N/A       N/A        N/A     N/A      N/A        N/A      $(5,822)      N/A



(1) This ratio is computed by dividing the earnings by the total fixed charges for the applicable period. Earnings is defined as pre-tax income from continuing operations, plus fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges represent total interest charges (including capitalized interest), capitalized expenses related to indebtedness and an estimate of the interest within rental expense.

(2) Due to pre-tax losses for the year ended September 30, 1999, the ratio coverage was less than 1:1.


                                 USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds, if any, from the sale of the securities that we may offer under this prospectus and any prospectus supplement will be used for general corporate purposes. Subject to applicable limitations in the terms of our debt obligations, general corporate purposes may include, without limitation:

o    repaying or refinancing our indebtedness;

o    making additions to our working capital;

o    capital expenditures;

o    funding future acquisitions; or

o    repurchasing or redeeming our debt or equity securities.

Funds not required immediately for such purposes may be temporarily invested in short-term marketable securities.


                        DESCRIPTION OF OUR CAPITAL STOCK

Under our amended and restated certificate of incorporation, our authorized capital stock consists of 80,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and our amended and restated by-laws, which are incorporated by reference into the registration statement, including this prospectus. You will find additional terms of our preferred stock in the certificate of designation that will be filed with the SEC for each series of preferred stock we may designate, if any.

Common Stock. As of the date of this prospectus, we have 36,657,765 shares of common stock available for issuance. Each share of our common stock has one vote in the election of each director and on other corporate matters, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of common stock affords any cumulative voting or preemptive rights or is convertible, redeemable or entitled to the benefits of any sinking or repurchase fund. All issued and outstanding shares of our common stock are fully paid and nonassessable.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our board, in its discretion, may declare out of funds legally available for the payment of dividends. We do not anticipate paying cash dividends in the foreseeable future.

In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in our net assets, after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.

The rights, preferences and privileges of our common stock will be subject to those of the holders of shares of our preferred stock, if any, then outstanding.

Of the approximately 42 million shares of common stock we deem outstanding, approximately 2.2 million (on an as-if exchanged basis) are actually exchangeable shares that are exchangeable into shares of common stock at any time. These exchangeable shares were issued by one of our Canadian subsidiaries in connection with our combination with Prudential Steel Ltd. The holders of exchangeable shares have rights that are substantially similar to holders of common stock. Except where we otherwise indicate, all outstanding amounts of common stock stated in this prospectus include the exchangeable shares on a basis as if they had been exchanged.

Each share of our common stock includes one right to purchase from us one one-hundredth of a share of our Series 1 junior participating preferred stock at an exercise price of $50.00 per share, subject to adjustment, upon the occurrence of "separation time." See "Anti-Takeover Provisions - Stockholder rights plan," below.

The transfer agent and registrar of our common stock is Computershare Investor Services, Chicago, Illinois. Our common stock is quoted on the New York Stock Exchange under the symbol "MVK."

Preferred Stock. Our board of directors has the authority, without action by our stockholders, to designate and issue up to 4,579,982 shares of our currently authorized preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering and will describe the rights we designate. The prospectus supplement will include:

o    the title and stated value of the preferred stock;

o    the price or prices at which the preferred stock may be purchased;

o the number of shares of the preferred stock offered, the liquidation preference per share, and the offering price of the preferred stock;

o the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

o whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

o the procedures for an auction and remarketing, if any, for the preferred stock;

o    the provisions for a sinking fund, if any, for the preferred stock;

o    the voting rights of the preferred stock;

o    the provisions for redemption, if applicable, of the preferred stock;

o any listing of the preferred stock on the New York Stock Exchange or any securities exchange or quotation of the preferred stock on the Nasdaq;

o the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price and conversion period;

o    if   appropriate,   a  discussion  of  United  States  federal  income  tax
     considerations applicable to the preferred stock;

o the rank of each series of preferred stock relative to each other and to common stock with respect to payment of dividends and distributions of assets upon liquidation; and

o any other specific terms, preferences, rights, limitations, or restrictions of the preferred stock.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of us. For example, if, in the exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal was not in our best interest, the board of directors could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of the series to prevent or make the change of control transaction more difficult. Alternatively, a change of control transaction deemed by the board to be in our best interest could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders.

In conjunction with the Prudential transaction, our board of directors designated one share of our authorized preferred stock as Special Voting Stock. The Special Voting Stock is entitled to a number of votes equal to the number of outstanding exchangeable shares on all matters presented to the common stockholders. The one share of Special Voting Stock is issued to CIBC Mellon Trust Company, as trustee for the benefit of the holders of the exchangeable shares.

In addition, for purposes of the rights plan described below, our board of directors has designated a series of preferred stock to constitute the Series I junior participating preferred stock. For a description of the rights plan, see "Anti-Takeover Provisions--Stockholder rights plan."

Anti-Takeover Provisions

Anti-takeover effects of Delaware law

As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prevents an "interested stockholder," which is defined generally as a person owning 15% or more of a corporation's voting stock, or any affiliate or associate of that person, from engaging in a broad range of "business combinations" with the corporation for a period of three years after becoming an interested stockholder unless:

o    the board of directors of the  corporation  had previously  approved either
     the  business   combination  or  the  transaction   that  resulted  in  the
     stockholder becoming an interested stockholder;

o upon completion of the transaction that resulted in the stockholder's becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding (for purposes of determining the voting stock outstanding but not the outstanding voting stock owned by the interested stockholder) shares owned (1) by persons who are directors and also officers and (2) in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered; or

o following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

Anti-takeover   provisions   of  our  amended  and   restated   certificate   of
incorporation and amended and restated by-laws

Our amended and restated certificate of incorporation and amended and restated by-laws contain provisions that could delay or make more difficult the acquisition of control of us through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of our common stock.

Authorized but unissued stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital or facilitate corporate acquisitions, or these shares may be payable as a dividend on our capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the issuance of preferred stock could adversely affect the voting power or other rights of holders of shares of common stock and diminish the likelihood that holders will receive dividend payments and payments upon liquidation.

Stockholder action by written consent; special meetings of stockholders

Our amended and restated certificate of incorporation provides that no action shall be taken by our stockholders except at any annual or special meeting, that no action may be taken by written consent of stockholders in lieu of a meeting, and that special meetings of stockholders may be called only by the board of directors or a committee of the board of directors.

Amendment of the by-laws

Under Delaware law, the power to adopt, amend or repeal by-laws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its by-laws. Our amended and restated certificate of incorporation and amended and restated by-laws grant our board of directors the power to adopt, amend and repeal our amended and restated by-laws at any regular or special meeting of the board of directors on the affirmative vote of a majority of the directors then in office. Our stockholders may also adopt, amend or repeal our amended and restated by-laws by a vote of a majority of the voting power of our outstanding voting stock.

Removal of directors

Our directors may be removed solely for cause by a vote of a majority of the voting power of our outstanding voting stock. A vacancy on our board of directors may be filled by a vote of a majority of the directors in office or by the stockholders (in the case of newly created directorships), and a director elected to fill a vacancy serves until such director's successor is elected and qualified or until such director's earlier death, resignation or removal.

Advance notice procedure for director nominations and other matters brought by stockholders at our annual meetings

Our bylaws provide the manner in which stockholders may give notice of business to be brought before an annual meeting of our stockholders. In order for an item to be properly brought before the meeting by a stockholder outside of the process of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, the stockholder must be a holder of record at the time of the giving of notice and must be entitled to vote at the annual meeting. The item to be brought before the meeting must be a proper subject for stockholder action, and the stockholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to, or mailed and received at, our principal office not less than 45 days nor more than 90 days prior to the anniversary date of the date on which we first mailed proxy materials for the preceding annual meeting of stockholders (regardless of any postponements of the annual meeting to a later date). If the month and day of the scheduled annual meeting date differs more than 30 days from the month and day of the previous year's annual meeting, then notice of an item to be brought before the annual meeting may be timely if it is delivered or received not later than the close of business on the 10th day following the earlier of notice to the stockholders or public disclosure of the scheduled annual meeting date.

The notice must set forth, as to each item to be brought before the annual meeting, a description of the business and the reason for conducting such business at the annual meeting, the name and record address of the stockholder proposing the business, the class and number of shares of our company that are beneficially owned by the stockholder, and any material interest of the stockholder in the business. For a notice regarding a director nomination, the notice must set forth, in addition to the information described in the preceding sentence, all information relating to each person whom the stockholder proposes to nominate for election or re-election as a director that is required to be disclosed in solicitations of proxies for election of a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934.

These procedures may limit the ability of stockholders to bring business before an annual meeting, including the nomination of directors and the consideration of any transaction that could result in a change in control and that may result in a premium to our stockholders.

Limitation of liability of officers and directors

Our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability:

o    for any breach of the duty of loyalty to us or our stockholders;

o for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

o for unlawful payment of a dividend or unlawful stock purchases or redemptions; and

o for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited our stockholders and us. Our by-laws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities.

Stockholder rights plan

In accordance with our stockholder rights plan, each share of our common stock includes one right to purchase from us one one-hundredth of a share of our Series I junior participating preferred stock at an exercise price of $50.00 per share, subject to adjustment. The rights are not exercisable until after the occurrence of the "separation time," which is described below.

The rights are attached to all certificates representing our currently outstanding common stock and will attach to all common stock certificates we issue prior to the separation time. The separation time will occur, except in some cases, on the earlier of:

o the date of a public announcement that a person or group of affiliated or associated persons (collectively, an "acquiring person") has acquired or obtained the right to acquire beneficial ownership of 20% or more of our outstanding common stock; or

o 10 days following the start of a tender or exchange offer that would result, if closed, in a person becoming an acquiring person.

Our board of directors may defer the separation time in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of sufficient common stock.

Until the separation time occurs:

o    common stock certificates will evidence the rights;

o    the rights will be transferable only with those certificates;

o those certificates will contain a notation incorporating the rights agreement by reference; and

o the surrender for transfer of any of those certificates also will constitute the transfer of the rights associated with the stock that a certificate represents.

The rights will expire at the close of business on July 23, 2008, unless we redeem or exchange them earlier, as described below.

As soon as practicable after the separation time, the rights agent will mail certificates representing the rights to holders of record of common stock as of the close of business on that date and, from and after that date, only separate rights certificates will represent the rights. We will not issue rights with any shares of common stock issued after the separation time except as our board of directors otherwise may determine.

A "flip-in event" will occur under our stockholder rights plan when a person becomes an acquiring person otherwise than through a "permitted offer," as described in our stockholder rights plan. Our stockholder rights plan defines "permitted offer" to mean a tender or exchange offer for all outstanding shares of common stock at a price and on terms that a majority of the independent members of our board of directors determines to be adequate and otherwise in our best interests and the best interests of our stockholders.

Any time prior to the earlier of any person becoming an acquiring person or the expiration of the rights, we may redeem the rights in whole, but not in part, at a redemption price of $.01 per right. At our option, we may pay the redemption price in cash, shares of common stock or other securities issued by us. If our board timely orders the redemption of the rights, the rights will terminate on the effectiveness of that action and the only consideration the rights holders will be entitled to receive will be the $.01 redemption price. If a flip-in event occurs and we do not redeem the rights, each right, other than any right that has become null and void, will become exercisable, at the time we no longer may redeem it, to receive the number of shares of common stock (or, in some cases, other property) which has a "market price" (as our stockholder rights plan defines that term) equal to two times the exercise price of the right.

When a flip-in event occurs, all rights that then are, or under the circumstances the rights agreement specifies previously were, beneficially owned by an acquiring person or specified related parties will become null and void in the circumstances the rights agreement specifies.

A "flip-over event" will occur under our stockholder rights plan when, at any time from and after the time a person becomes an acquiring person:

o we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type described above;

o    50% or more of our assets or earning power is sold or transferred; or

o an acquiring person during any period of 12 consecutive months increases its percentage beneficial ownership by more than one percent of common stock or other class of stock or engages in self-dealing transactions with us, as described in our stockholder rights plan.

If a flip-over event occurs, each holder of a right (except those rights previously voided in a flip-in event) will have the right to receive, upon exercise of the right and payment of the exercise price, common stock of the surviving or purchasing company or of the acquiring person that has a then market value equal to two times the exercise price of the right. However, rights held by the acquiring person will become void.

At any time after the occurrence of a flip-in event and prior to a person becoming the beneficial owner of 50% or more of our outstanding common stock, we may exchange each outstanding right (other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which will have become void) for stock at an exchange rate of (1) one share of common stock, (2) one one-hundredth of a share of Series I junior participating preferred stock for each right owned or (3) other securities or assets having an equivalent value, subject to adjustment.

We may supplement or amend our stockholder rights plan without the approval of any holders of the rights:

o to make any change prior to a flip-in event other than to change the exercise price, the redemption price or the expiration of the rights;

o to make any change following a flip-in event that does not materially adversely affect the interests of holders of rights; or

o    to cure any ambiguity, defect or inconsistency.

A right does not entitle the holder to vote, receive dividends or take any actions as a stockholder until the right is exercised.

The rights have anti-takeover effects. They cause severe dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us, even if that acquisition may be favorable to the interests of our stockholders. Because our board of directors can redeem the rights or approve a permitted offer, the rights should not interfere with a merger or other business combination that the board of directors approves. We have issued the rights to protect our stockholders from coercive or abusive takeover tactics and to afford the board of directors more negotiating leverage in dealing with prospective acquirers.

Our stockholder rights plan also provides that each exchangeable share issued in connection with our combination with Prudential has an associated exchangeable share right. The exchangeable share rights are intended to have characteristics essentially equivalent in economic effect to our stock purchase rights related to shares of our common stock. Accordingly, the exchangeable share rights entitle the holder of an exchangeable share to acquire additional exchangeable shares on the same terms and conditions upon which a holder of our common stock is entitled to acquire additional shares of our common stock. The definition of beneficial ownership, the calculation of percentage ownership and other provisions in our stockholder rights plan apply, as appropriate, to our common stock and exchangeable shares as though they were the same security.


                 DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

The following description sets forth some general terms and provisions of the debt securities we may offer but is not complete. The particular terms of the debt securities offered and the extent, if any, to which the general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to the debt securities. For a more detailed description of the terms of the debt securities, please refer to the indenture relating to the issuance of the particular debt securities.

Any senior debt securities will be issued under a senior indenture between us and J.P. Morgan Trust Company, National Association. Any subordinated debt securities will be issued under a subordinated indenture to be entered into between us and The Bank of New York. As used in this registration statement, the term "indentures" refers to both the senior indenture and the subordinated indenture. The indenture(s) are qualified under the Trust Indenture Act of 1939, as amended. As used in this registration statement, the term "debt trustee" refers to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of some material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, including the definitions therein of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture, are and will be identical.

General. If applicable, each prospectus supplement will describe the following terms relating to a series of debt securities:

o    the title of the debt securities;

o whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

o    any limit on the amount of debt securities that may be issued;

o whether any of the debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities;

o    the maturity dates of the debt securities;

o the annual interest rates (which may be fixed or variable) or the method for determining the rates and the dates interest will begin to accrue on the debt securities, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining the dates;

o the places where payments with respect to the debt securities shall be payable;

o our right, if any, to defer payment of interest on the debt securities and extend the maximum length of any deferral period;

o the date, if any, after which, and the prices at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

o the dates, if any, on which, and the prices at which we are obligated, pursuant to any sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and other related terms and provisions;

o the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

o any mandatory or optional sinking fund or similar provisions with respect to the debt securities;

o the currency or currency units of payment of the principal of, and premium, if any, and interest on, the debt securities;

o any index used to determine the amount of payments of the principal of, and premium, if any, and interest on, the debt securities and the manner in which the amounts shall be determined;

o    the terms pursuant to which the debt securities are subject to defeasance;

o the terms and conditions, if any, pursuant to which the debt securities are secured; and

o any other terms (which terms shall not be inconsistent with the applicable indenture) of the debt securities.

The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

o is issued at a price lower than the amount payable upon its stated maturity; and

o provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

United States federal income tax considerations applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Under the indentures, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued without the consent of the holders, we have the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange Rights. The terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other of our securities will be detailed in the prospectus supplement relating thereto. The terms will include provisions as to whether conversion or exchange is mandatory at the option of the holder or at our option and may include provisions pursuant to which the number of shares of our common stock or other of our securities to be received by the holders of the series of debt securities would be subject to adjustment.

Consolidation, Merger or Sale of Assets. We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease its properties and assets substantially as an entirety to, any person, unless:

o the successor entity, if any, is a corporation, limited liability company, partnership, trust or other entity existing under the laws of the United States, any State or the District of Columbia;

o the successor entity assumes our obligations on the debt securities and under the indentures;

o immediately prior to and after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

o    certain other conditions are met.

Events of Default Under the Indentures. The following are events of default under the indentures with respect to any series of debt securities issued:

o failure to pay interest on the debt securities when due, which failure continues for 30 days and the time for payment has not been deferred;

o failure to pay the principal or premium of the debt securities, if any, when due;

o failure to deposit any sinking fund payment, when due, which failure continues for 60 days;

o failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, which failure continues for 90 days after we receive notice from the debt trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; or

o    particular events of our bankruptcy, insolvency or reorganization.

The supplemental indenture or the form of note for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to the series.

If an event of default with respect to debt securities of any series occurs and is continuing, the debt trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us (and to the debt trustee if notice is given by the holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences except defaults or events of default regarding:

o    payment of principal,  premium, if any, or interest on the debt securities;
     or

o those covenants described under the subsection "Modification of Indenture; Waiver" that cannot be modified or amended without the consent of each holder of any outstanding debt securities affected.

Any waiver shall cure the default or event of default.

Subject to the terms of the indentures (as supplemented), if an event of default under an indenture shall occur and be continuing, the debt trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless the holders have offered the debt trustee reasonable indemnity. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee, or exercising any trust or power conferred on the debt trustee, with respect to the debt securities of that series, provided that:

o    it is not in conflict with any law or the applicable indenture;

o the debt trustee may take any other action deemed proper by it that is not inconsistent with the direction;

o subject to its duties set forth under the applicable indenture, the debt trustee need not take any action that might involve it in personal liability; and

o in the case of the debt trustee under the senior indenture, subject to its duties set forth under such indenture, the debt trustee need not take any action that it determines, upon the advice of counsel, may not lawfully be taken or in good faith determines would be unduly prejudicial to the holders of the debt securities.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

o the holder has given written notice to the debt trustee of a continuing event of default with respect to that series;

o the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the debt trustee, and the holders have offered reasonable indemnity to the debt trustee to institute proceedings; and

o the debt trustee does not institute a proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request, and offer.

These limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the debt trustee regarding our compliance with some of the covenants in the indentures.

Modification of Indenture; Waiver. We and the debt trustee may change an indenture without the consent of any holders with respect to specific matters, including:

o to fix any ambiguity, defect or inconsistency in the indenture, provided that such action does not materially adversely affect the interests of any holder of debt securities of any series;

o to provide for the assumption by a successor person or the acquirer of all or substantially all of our assets or obligations under such indenture;

o    to evidence and provide for successor trustees;

o to add, change or eliminate any provision affecting only debt securities not yet issued; and

o to comply with any requirement of the SEC in connection with qualification of an indenture under the Trust Indenture Act of 1939, as amended.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debt trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

o    extend the fixed maturity of the series of debt securities;

o change any obligation of ours to pay additional amounts with respect to the debt securities;

o reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of any debt securities;

o reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

o change the currency in which any debt security or any premium or interest is payable;

o impair the right to enforce any payment on, or with respect to, any debt security;

o adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, the debt security (if applicable);

o in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

o if the debt securities are secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

o reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults; or

o    modify any of the above provisions.

Form, Exchange and Transfer. The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to the series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series are to be redeemed, we will not be required to:

o issue, register the transfer of or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

o register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

Information Concerning the Debt Trustee. The debt trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only the duties specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. The debt trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents. Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name the debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the payment of interest.

Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in the prospectus supplement, the corporate trust office of the debt trustee in the City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or the debt trustee for the payment of the principal of, or any premium or interest on, any debt securities which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law. Unless otherwise indicated in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York except for conflicts of laws provisions and to the extent that the Trust Indenture Act of 1939, as amended, shall be applicable.

Subordination of Subordinated Debt Securities. Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities which we may issue, nor does it limit us from issuing any other secured or unsecured debt.


                    DESCRIPTION OF THE WARRANTS WE MAY OFFER

We may issue warrants, including warrants to purchase preferred stock, common stock or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the underlying securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as detailed in the prospectus supplement relating to warrants being offered.

A prospectus supplement relating to any warrants being offered will, where applicable, describe the following terms:

o    the title of the warrants;

o    the aggregate number of the warrants;

o    the price or prices at which the warrants will be issued;

o    the currencies in which the price or prices of the warrants may be payable;

o the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

o the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

o if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

o the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

o the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

o the minimum or maximum amount of the warrants that may be exercised at any one time;

o    information with respect to book-entry procedures, if any;

o    a discussion of any material federal income tax considerations; and

o any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.


                              PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus:

o    directly to purchasers;

o    to or through underwriters;

o    through dealers or agents; or

o    through a combination of methods.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price of the securities, the net proceeds to us, any underwriting discounts and other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed. Also, if applicable, we will describe in the prospectus supplement how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations with respect to the auction.

If underwriters are used in an offering, we will execute an underwriting agreement with the underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933, as amended) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resales thereof.

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from various types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us in the ordinary course of business.

Each series of securities is expected to be a new issue of securities with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange or eligible for quotation and trading on Nasdaq.


                                  LEGAL MATTERS

Legal matters relating to the securities offered hereby will be passed upon for us by Gallop, Johnson & Neuman, L.C., St. Louis, Missouri.


                                     EXPERTS

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, and have audited the financial statements of the Pipe and Conduit Business of The LTV Corporation included in our Current Report on Form 8-K/A filed on February 11, 2003 for the year ended December 31, 2001 and the nine months ended September 30, 2002, as set forth in their report, which are incorporated by reference in this
prospectus  and  elsewhere  in  the  registration  statement.   These  financial
statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 2003 and March 31, 2002, the six month periods ended June 30, 2003 and June 30, 2002 and the nine month periods ended September 30, 2003 and September 30, 2002, incorporated by reference in this prospectus, Ernst & Young LLP has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.


                       WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC's web site at http://www.sec.gov. You may also read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-732-0330 for more information about the operation of the public reference rooms.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules. Statements made by us in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete. For a more complete description of these contracts, agreements or other documents, you should carefully read the exhibits to the registration statement.

The registration statement, together with its exhibits and schedules, which we filed with the SEC, may also be reviewed and copied at the public reference facilities of the SEC set forth above.


                           INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is completed:


--------------------------------------------------------------------------------
Document                                              Date
--------------------------------------------------------------------------------

Annual Report on Form 10-K.............  For the year ended December 31, 2002, filed on March 28, 2003, as amended by
                                         Form 10-K/A filed on April 22, 2003

Quarterly Report on Form 10-Q..........  For the quarters ended March 31, 2003, filed on May 14, 2003; June 30, 2003,
                                         filed on August 11, 2003; and
                                         September 30, 2003, filed on
                                         November 13, 2003

Current Reports on Form 8-K............  Filed January 3, 2003; January 21, 2003
                                         (excluding Item 9); February 11, 2003;
                                         February 20, 2003; February 28, 2003;
                                         March 3, 2003; March 31, 2003; June 3,
                                         2003 (excluding Item 9); June 4, 2003;
                                         June 20, 2003; September 19, 2003
                                         (excluding Item 9); and December 18,
                                         2003

Registration Statements on Form 8-A...   Filed October 31, 1990; and August 5,
                                         1998, as amended by Form 8-A/A filed on
                                         September 26, 2000

--------------------------------------------------------------------------------


You may request a copy of these filings at no cost by writing or telephoning us at the following address or telephone number:

                            Maverick Tube Corporation
                            16401 Swingley Ridge Road, Seventh Floor
                            Chesterfield, Missouri  63017
                            Attn:  Secretary
                            Telephone: (636) 733-1600

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offerings described in this registration statement. All the amounts shown are estimates except for the Securities and Exchange Commission (the "SEC") registration fee.


SEC filing fee........................................................$   20,225
Legal fees and expenses...............................................$   25,000
Accounting fees and expenses..........................................$   10,000
Trustee fees and expenses.............................................$   10,000
Miscellaneous expenses................................................$   12,775
                                                                      ----------

Total.................................................................$   78,000
                                                                      ==========


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Article Eleventh of our amended and restated certificate of incorporation requires that Maverick indemnify all persons whom it may indemnify pursuant thereto to the fullest extent permitted by Section 145. It also provides that expenses incurred by an officer or director of Maverick or any of its direct or indirect wholly owned subsidiaries, in defending a civil or criminal action, suit or proceeding, will be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer, director, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Maverick as authorized. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as our board of directors deems appropriate.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

o any breach of the director's duty of loyalty to the corporation or its stockholders;

o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

o    unlawful  payment of dividends or unlawful stock  purchases or redemptions;
     or

o any transaction from which the director derived an improper personal benefit.

Article Tenth of our amended and restated certificate of incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of Maverick shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of Article Tenth shall not adversely affect any right or protection of a director of Maverick for or with respect to any acts or omissions of such director occurring prior to such amendment to repeal.

We maintain a claims-made policy of directors' and officers' liability and company reimbursement insurance. The directors' and officers' liability portion of such policy covers all of our directors and officers and those of our subsidiary companies, more than 50 percent of the outstanding voting stock or equity interests of which is directly or indirectly owned by us. The policy provides for a payment on behalf of the directors and officers up to the policy limits for all specified losses which the directors and officers, or any of them, become legally obligated to pay, from claims made against them during the policy period for specified wrongful acts, which include: errors, misstatements, misleading statements, acts or omissions and neglect or breach of duty in the discharge of their duties, solely in their capacity as directors and officers of Maverick or a subsidiary of ours, individually or collectively, or in connection with any matter claimed against them solely by reason of their being directors or officers of Maverick or our subsidiary companies. The insurance includes the cost of defenses, appeals, bonds, settlements and judgments. The insurer's limit of liability under the policy is $15,000,000 in the aggregate for all losses per year. The policy contains various reporting requirements and exclusions. We also maintain a claims-made policy that provides coverage for us, and our directors and officers, against loss, liability, cost or expense incurred under the federal securities laws.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following documents are filed as part of this registration statement or incorporated by reference herein:

EXHIBIT
NUMBER      DESCRIPTION OF DOCUMENT

 *1.1        Form of underwriting agreement.
  3.1        Amended and Restated Certificate of Incorporation of the
             Registrant, as amended. (1)
  3.2        Amended and Restated By-laws of the Registrant, as amended. (2)
  4.1        Form of senior indenture.
  4.2        Form of subordinated indenture.
  4.3        Shareholder Rights Agreement dated as of July 24, 1998 between the
             Registrant and Harris Trust and Savings Bank as Rights Agent. (3)
  4.4        Specimen certificate representing the common stock. (4)
  4.5        Certificate of Designations of Rights, Preferences and Privileges
             of Series I Junior Participating Preferred Stock. (5)
 *4.6        Form of warrant agreement.
  4.7        Indenture, dated as of June 9, 2003, between Maverick Tube
             Corporation and the Bank of New York. (6)
  4.8        Form of 4.00% Convertible Senior Subordinated Note due 2033
             (included as Exhibit A of the June 9, 2003 Indenture referred to above.
  4.9        Registration Rights Agreement dated as of June 9, 2003 by and among
             Maverick Tube Corporation and J.P. Morgan Securities, Inc.,
             Jefferies & Co., Inc. and Raymond James & Associates, Inc. (7)
  4.10       Supplemental Indenture, dated as of October 24, 2003, between
             Maverick Tube Corporation and the Bank of New York. (8)
  5.1        Opinion of Gallop, Johnson & Neuman, L.C.
 12.1        Computation of Ratio of Earnings to Fixed Charges.
 15.1        Letter re: Unaudited Interim Financial Information.
 23.1        Consent of Ernst & Young LLP.
 23.2        Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit
             5.1).
 24.1        Power of Attorney (included on the signature page of this
             registration statement).
 25.1        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of J.P. Morgan Trust Company, as Trustee under the senior indenture.
 25.2        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the subordinated indenture.
____________________

* To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K.

(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(2) Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

(3) Incorporated by reference to Exhibit 3.2 to the Registrant's Form S-3, File No. 333-87045.

(4) Incorporated by reference to Exhibit 1 to the Registrant's Form 8-A, File No. 000-30146.

(5) Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1, File No. 33-37363.

(6) Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3, File No. 333-106976.

(7) Incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3, File No. 333-106976.

(8) Incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3, File No. 333-106976.


ITEM 17. UNDERTAKINGS

 (a)      The undersigned registrant hereby undertakes:

          (1)     To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934,) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

 (c) If the registrant offers securities registered under this registration statement to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

 (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in Act and will be governed by the final adjudication of such issue.

(e)      The registrant hereby undertakes that:

          (1) For the purpose of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on December 19, 2003.

                            MAVERICK TUBE CORPORATION

                            By:  /s/ Gregg Eisenberg
                                -------------------------------------------
                                Gregg Eisenberg, Chairman of the Board,
                                President and Chief Executive Officer


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg Eisenberg, Chairman of the Board, President and Chief Executive Officer, and Pamela G. Boone, Vice President of Finance, Chief Financial Officer and Secretary, and each of them individually, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


December 19, 2003                /s/ Gregg Eisenberg
                                -------------------------------------------
                                Gregg Eisenberg, Chairman of the Board,
                                President and Chief Executive Officer
                                (Principal Executive Officer)

December 19, 2003                /s/ Pamela G. Boone
                                -------------------------------------------
                                Pamela G. Boone, Vice President Finance,
                                Chief Financial Officer and Secretary
                                (Principal Financial Officer)

December 19, 2003                /s/ C. Robert Bunch
                                -------------------------------------------
                                C. Robert Bunch, Director

December 19, 2003                /s/ David H. Kennedy
                                -------------------------------------------
                                David H. Kennedy, Director

December 19, 2003                /s/ Paul McDermott
                                -------------------------------------------
                                Paul McDermott, Director

December 19, 2003                /s/ Wayne P. Mang
                                -------------------------------------------
                                Wayne P. Mang, Director

December 19, 2003                /s/ C. Adams Moore
                                -------------------------------------------
                                C. Adams Moore, Director

December 19, 2003                /s/ J. Donald Wilson
                                -------------------------------------------
                                J. Donald Wilson, Director

                                  EXHIBIT INDEX


EXHIBIT
NUMBER      DESCRIPTION OF DOCUMENT

 *1.1        Form of underwriting agreement.
  3.1        Amended and Restated Certificate of Incorporation of the
             Registrant, as amended. (1)
  3.2        Amended and Restated By-laws of the Registrant, as amended. (2)
  4.1        Form of senior indenture.
  4.2        Form of subordinated indenture.
  4.3        Shareholder Rights Agreement dated as of July 24, 1998 between the
             Registrant and Harris Trust and Savings Bank as Rights Agent. (3)
  4.4        Specimen certificate representing the common stock. (4)
  4.5        Certificate of Designations of Rights, Preferences and Privileges
             of Series I Junior Participating Preferred Stock. (5)
 *4.6        Form of warrant agreement.
  4.7        Indenture, dated as of June 9, 2003, between Maverick Tube
             Corporation and the Bank of New York. (6)
  4.8        Form of 4.00% Convertible Senior Subordinated Note due 2033
             (included as Exhibit A of the June 9, 2003 Indenture referred to above.
  4.9        Registration Rights Agreement dated as of June 9, 2003 by and among
             Maverick Tube Corporation and J.P. Morgan Securities, Inc.,
             Jefferies & Co., Inc. and Raymond James & Associates, Inc. (7)
  4.10       Supplemental Indenture, dated as of October 24, 2003, between
             Maverick Tube Corporation and the Bank of New York. (8)
  5.1        Opinion of Gallop, Johnson & Neuman, L.C.
 12.1        Computation of Ratio of Earnings to Fixed Charges.
 15.1        Letter re: Unaudited Interim Financial Information.
 23.1        Consent of Ernst & Young LLP.
 23.2        Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit
             5.1).
 24.1        Power of Attorney (included on the signature page of this
             registration statement).
 25.1        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of J.P. Morgan Trust Company, as Trustee under the senior indenture.
 25.2        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the subordinated indenture.
____________________

* To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K.

(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(2) Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

(3) Incorporated by reference to Exhibit 3.2 to the Registrant's Form S-3, File No. 333-87045.

(4) Incorporated by reference to Exhibit 1 to the Registrant's Form 8-A, File No. 000-30146.

(5) Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1, File No. 33-37363.

(6) Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3, File No. 333-106976.

(7) Incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3, File No. 333-106976.

(8) Incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3, File No. 333-106976